                                                                   EXHIBIT 11(c)

                            STERLING SOFTWARE, INC.
                       COMPUTATION OF EARNINGS PER SHARE
                        SIX MONTHS ENDED MARCH 31, 1996
                  (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)

                                                                FULLY
                                                PRIMARY        DILUTED
                                               --------        --------
Earnings:
  Earnings applicable to common
    stockholders.............................  $173,325        $173,325
  Add:  Interest expense on
    amounts outstanding for the 5
    3/4% Convertible Subordinated
    Debentures (net of applicable
    income taxes)............................                     1,703
                                               --------        --------
                                               $173,325        $175,028
                                               ========        ========
Shares:
   Weighted average of shares
    outstanding..............................    28,032          28,032

   Add common shares issued on assumed
    exercise of options and warrants.........     7,875           7,920
   Less common shares assumed repurchased....    (5,608)         (4,544)
                                               --------        --------
                                                 30,299          31,408
                                               ========
Common shares issued on assumed conversion
  of 5 3/4% Convertible Subordinated
  Debentures.................................                     2,990
                                                               --------

                                                                 34,398
                                                               ========
Earnings per common share:
   Primary...................................     $5.72
                                               ========
   Fully diluted.............................                     $5.09
                                                               ========
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